FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2014

Highlights

•	Adjusted Funds from Operations (“AFFO”) of $0.17 and $0.73 per share-diluted (see Schedule I).

•	Total revenues increased by $20.3 million, or 480.4%, and $16.5 million, or 19.8%, as compared to the three months and year ended December 31, 2013.

•	Total assets increased by $577.7 million, or 26.9%, and net interest income increased $24.5 million, or 43.0%, as compared to the year ended December 31, 2013.

•
Originated $302.3 million and $777.3 million in new Commercial Real Estate ("CRE") loans during the three months and year ended December 31, 2014. This represents record production levels on both a quarterly and annual basis since inception.

•	Originated CRE loans with an average loan balance of $22.2 million during the year ended December 31, 2014 as compared to $13.4 million during the year ended December 31, 2013.

•	Originated $87.3 million and $268.6 million in new Middle Market loans during the three months and year ended December 31, 2014.

•	GAAP net income allocable to common shares of $0.05 and $0.34 per share-diluted.

•	Common stock cash dividend of $0.20 and $0.80 per share.

•	Originated $112.1 million in new CRE loans during the period January 1, 2015 through February 25, 2015.

•
In February 2015, closed a $346.2 million CRE securitization at a weighted average cost of LIBOR + 190 bps. This is our third securitization in the last 14 months, through which we have term financed just over $1 billion of mortgage assets.

New York, N.Y., February 25, 2015 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three months and year ended December 31, 2014.

•
AFFO for the three months and year ended December 31, 2014 was $21.7 million, or $0.17 per share-diluted and $94.9 million, or $0.73 per share-diluted, respectively, as compared to $17.2 million, or $0.14 per share-diluted and $88.6 million, or $0.74 per share-diluted for the three months and year ended December 31, 2013, respectively. A reconciliation of GAAP net income to AFFO is set forth in Schedule I of this release.

•
GAAP net income allocable to common shares for the three months and year ended December 31, 2014 was $6.9 million, or $0.05 per share-diluted, and $44.0 million, or $0.34 per share-diluted, respectively, as compared to a net loss of $948,000, or $(0.01) per share-diluted and net income of $39.2 million, or $0.33 per share-diluted for the three months and year ended December 31, 2013, respectively.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “In 2014 we originated a record amount of commercial real estate loans, exceeding $775 million. That production generates high-teens or better returns on equity through our ability to securitize the loans with excellent execution.  We have securitized in excess of $1 billion of loans in the last fourteen months, which reflects marketplace recognition of our ability to produce at these levels and maintain high credit quality. Also, Northport Capital, our middle market corporate lending platform, closed in excess of $265 million of new investments in 2014, its first full year in operation. We continue to see robust loan origination pipelines and look forward to growing our lending operations and recurring interest income in 2015."

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio is comprised of approximately 94% senior whole loans as of December 31, 2014, as compared to 90% at December 31, 2013.

•	RSO closed $664.8 million of new whole loans in the last 12 months with a weighted average yield, including pro-rated loan origination fees, of 5.73%.

•
On February 24, 2015, RSO closed a $346.2 million CRE securitization backed by self-originated commercial mortgage loans, its third securitization in the trailing 14 month period. The securitization issued $282.1 million of non-recourse, floating-rate notes at a weighted average cost of LIBOR +190 basis points. RSO retained the subordinate notes and the preferred shares in the transaction.

The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three months and year ended December 31, 2014 (in millions, except percentages):

	Three Months Ended	Year Ended	Floating Weighted Average Spread (2) (3)	Weighted Average Fixed Rate
	December 31, 2014	December 31, 2014
Whole loan production (1) (4)	$265.4	$686.4	5.04%	—
Mezzanine loan funded	—	3.0	—	16.00%
Payoffs (5)	(20.5)	(158.9)
Principal paydowns	(2.3)	(5.7)
Loans, net	$242.6	$524.8

(1)
Whole loan production does not include unfunded commitments on whole loans of $46.5 million and $98.1 million, which bring total origination of new commercial real estate whole loans to $302.3 million and $774.3 million during the three months and year ended December 31, 2014. RSO also funded a new mezzanine loan of $3.0 million, bringing total originations to $777.3 million, during the year ended December 31, 2014.

(2)
Represents the weighted average rate above the one-month London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of December 31, 2014. Of these loans, $659.0 million have LIBOR floors with a weighted average floor of 0.40%.

(3)	Reflects rates on RSO's portfolio balance as of December 31, 2014.

(4)
Whole loan production includes the funding of commitments available to borrowers which were originated prior to 2014 of $9.6 million and $10.2 million for the three months and year ended December 31, 2014, respectively. Whole loan production also includes the funding of commitments available to borrowers which were originated during and for the year ended December 31, 2014, of $11.4 million.

(5)	CRE loan payoffs and extensions resulted in $2.7 million in extension and exit fees during the year ended December 31, 2014.

CMBS

•
During the year ended December 31, 2014, RSO purchased $73.2 million, par value, of CMBS which were partially financed by 30-day repurchase contracts with a repurchase value of $52.6 million. In addition, RSO purchased $15.4 million, par value, of CMBS which were financed by RSO's Wells Fargo repurchase facility and were AAA-rated by one or more ratings agencies.

Commercial Finance

•	RSO closed a $125.0 million syndicated credit facility to support the anticipated growth of its middle market lending platform. At December 31, 2014, $113.5 million was outstanding on the facility.

•
RSO's middle market loan portfolio at the end of the fourth quarter of 2014 was $250.1 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 7.78% at December 31, 2014.

•
RSO's bank loan portfolio, including asset-backed securities (“ABS”), corporate bonds, including certain loans held for sale was $323.2 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.63% at December 31, 2014. RSO's bank loan portfolio was completely match-funded through two CLO issuances.

•	RSO, through its subsidiary Resource Capital Asset Management, earned $5.1 million of net fees during the year ended December 31, 2014.
The following table summarizes RSO's middle market lending portfolio loan activities and fundings of previous commitments, at par, for the three months and year ended December 31, 2014 (in millions, except percentages):

			Weighted Average Spread (2) (3)	Weighted Average All-in Rate (3)	Weighted Average Yield
	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
Middle Market loan production (1)(4)	$87.3	$268.6	7.78%	8.89%	8.97%
Sales	(4.8)	(31.4)
Principal paydowns	(1.9)	(15.8)
Loan production, net	$80.6	$221.4

(1)
Middle market production does not include unfunded commitments of $1.5 million and $19.0 million, which bring total origination of new middle market loans to $88.4 million and $276.4 during the three months and year ended December 31, 2014.

(2)
Represents the weighted average rate above the one-month and three-month LIBOR on loans whose interest rate is based on LIBOR as of December 31, 2014, excluding fees. Of these loans, $225.3 million have LIBOR floors with a weighted average floor of 1.24%.

(3)	Reflects rates on RSO's portfolio balance as of December 31, 2014, excluding fees.

(4)
Middle loan production includes the funding of commitments available to borrowers which were originated prior to 2014 of $4.0 million for the year ended December 31, 2014. Middle market loan production also includes the funding of commitments available to borrowers which were originated during the year ended December 31, 2014, of $0.4 million and $11.2 million, for the three months and year ended December 31, 2014, respectively.

Corporate

•
RSO sold approximately 57,000 and 388,000 shares of its 8.50% Series A Cumulative Preferred Stock at a weighted average price of $24.12 and $23.82, and with a liquidation preference of $25.00 per share, for net proceeds of $1.4 million and $9.0 million for the three months and year ended December 31, 2014, respectively, pursuant to an at-the-market program.

•
RSO sold approximately 867,000 and 2.1 million shares of its 8.25% Series B Cumulative Preferred Stock at a weighted average price of $22.99 and $23.02, and with a liquidation preference of $25.00 per share, for net proceeds of $19.4 million and $47.5 million for the three months and year ended December 31, 2014, respectively, pursuant to an at-the-market program.

•
RSO issued 4.8 million shares of its 8.625% Series C Cumulative Redeemable Preferred Stock, at a price of $24.2125 per share, with a liquidation preference of $25.00 per share, for net proceeds of $116.2 million in June 2014.

•
RSO sold approximately 935,000 and 5.5 million shares of common stock through its DRIP program, resulting in $4.9 million and $30.3 million in proceeds for the three months and year ended December 31, 2014, respectively.

Investment Portfolio
The table below summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of December 31, 2014, classified by interest rate and by asset type (in thousands, except percentages):

	Amortized cost	Net Carrying Amount	Percent of portfolio	Weighted average coupon
Loans held for investment:
Commercial real estate loans (1):
Whole loans	$1,263,592	$1,259,834	52.26%	5.33%
B notes	16,072	16,017	0.66%	8.68%
Mezzanine loans	67,366	67,136	2.78%	7.44%
Bank loans	330,648	330,078	13.69%	3.70%
Middle market loans	250,113	250,113	10.38%	8.35%
Residential mortgage loans	2,802	2,802	0.12%	4.57%
Loans receivable-related party	1,277	1,277	0.05%	4.62%
	1,931,870	1,927,257	79.94%
Loans held for sale (2):
Bank loans	282	282	0.01%	3.76%
Residential mortgage loans	111,454	111,454	4.62%	4.04%
	111,736	111,736	4.63%
Investments in available-for-sale securities:
CMBS	168,669	170,405	7.07%	4.78%
CMBS-linked transactions	14,900	15,367	0.64%	5.44%
RMBS	29,814	30,751	1.28%	3.17%
ABS	55,617	72,157	2.99%	N/A (3)
Corporate bonds	2,415	2,407	0.10%	4.88%
	271,415	291,087	12.08%
Investment securities, trading:
Structured notes	23,319	20,786	0.86%	N/A (3)
RMBS	1,896	—	—%	N/A (3)
	25,215	20,786	0.86%
Other (non-interest bearing):
Property available-for-sale	180	180	0.01%	N/A
Investment in unconsolidated entities	59,827	59,827	2.48%	N/A
	60,007	60,007	2.49%
Total Investment Portfolio	$2,400,243	$2,410,873	100.00%

(1)	Net carrying amount includes an allowance for loan losses of $4.0 million at December 31, 2014, allocated as follows: whole loans $3.8 million, B notes $55,000 and mezzanine loans $231,000.

(2)	Loans held for sale are carried at the lower of cost or fair market value. Amortized cost is equal to fair value.

(3)	There is no stated rate associated with these securities.

Liquidity
At January 31, 2015, after paying our fourth quarter 2014 common and preferred stock dividends, our liquidity is derived from three primary sources:

•	unrestricted cash and cash equivalents of $188.5 million, restricted cash of $680,000 in margin call accounts and $203,000 in the form of real estate escrows, reserves and deposits;

•
capital available for reinvestment in one of our CRE CDO's of $250,000 and one of our CRE securitizations of $2.7 million, all of which is designated to finance future funding commitments on CRE loans; and

•	loan principal repayments of $33.1 million that will pay down outstanding CLO note balances as well as interest collections of $3.2 million.
In addition, RSO has $134.3 million and $173.8 million available through two term financing facilities to finance the origination of CRE loans and $74.5 million available through a term financing facility to finance the purchase of CMBS. RSO also has $11.5 million available through a middle market syndicate facility to finance the direct origination of middle market loans and purchase of syndicated bank loans.
Capital Allocation
As of December 31, 2014, RSO had allocated its invested equity capital among its targeted asset classes as follows: 67% in CRE assets, 29% in commercial finance assets and 4% in other investments.
Book Value

As of December 31, 2014, RSO’s book value per common share was $5.07, a decrease from $5.41 per common share at December 31, 2013.  Total stockholders’ equity, which is a measure of equity before consideration of non-controlling interests, was $935.5 million of which $271.7 million was attributable to preferred stock at December 31, 2014.  Total stockholders’ equity was $773.9 million of which $99.2 million was attributable to preferred stock at December 31, 2013.  The decrease in book value per common share of $0.34 was due to dividends paid on common stock of ($0.80), partially offset by net income allocable to common shares of $0.34 and net adjustments through other comprehensive income of $0.15.
Supplemental Information
The following schedules of reconciliations or supplemental information as of December 31, 2014 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Summary of Securitization Performance Statistics.

•	Supplemental Information regarding loan investment statistics, CRE loans, bank loans and middle market loans.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt and equity investments. RSO also makes other commercial finance investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), an asset management company that specializes in real estate and credit investments.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.

Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of income, reconciliation of GAAP net income to FFO and AFFO, summary of securitization performance statistics and supplemental information regarding RSO's CRE loan, bank loan and middle market loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$79,905	$262,270
Restricted cash	122,138	63,309
Investment securities, trading	20,786	11,558
Investment securities available-for-sale, pledged as collateral, at fair value	197,800	162,608
Investment securities available-for-sale, at fair value	77,920	52,598
Linked transactions, net at fair value	15,367	30,066
Loans held for sale	111,736	21,916
Property available-for-sale	180	25,346
Investment in real estate	—	29,778
Loans, pledged as collateral and net of allowances of $4.6 million and $13.8 million	1,925,980	1,369,526
Loans receivable–related party	1,277	6,966
Investments in unconsolidated entities	59,827	69,069
Derivatives, at fair value	5,304	—
Interest receivable	16,260	8,965
Deferred tax asset	13,094	5,212
Principal paydown receivable	40,920	6,821
Direct financing leases	2,109	—
Intangible assets	9,736	11,822
Prepaid expenses	4,196	2,871
Other assets	24,604	10,726
Total assets	$2,729,139	$2,151,427
LIABILITIES (2)
Borrowings	$1,716,871	$1,319,810
Distribution payable	30,592	27,023
Accrued interest expense	2,123	1,693
Derivatives, at fair value	8,476	10,586
Accrued tax liability	9,219	1,629
Deferred tax liability	460	4,112
Accounts payable and other liabilities	9,287	12,650
Total liabilities	1,777,028	1,377,503
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,069,016 and 680,952 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share 5,601,146 and 3,485,078 shares issued and outstanding	6	3
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share 4,800,000 and 0 shares issued and outstanding	5	—
Common stock, par value $0.001: 500,000,000 shares authorized; 132,975,177 and 127,918,927 shares issued and outstanding (including 2,023,639 and 3,112,595 unvested restricted shares)	133	128
Additional paid-in capital	1,245,245	1,042,480
Accumulated other comprehensive income (loss)	6,043	(14,043)
Distributions in excess of earnings	(315,910)	(254,645)
Total stockholders’ equity	935,523	773,924
Non-controlling interests	16,588	—
Total equity	952,111	773,924
TOTAL LIABILITIES AND EQUITY	$2,729,139	$2,151,427

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	December 31, 2014	December 31, 2013
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets (a) above:
Restricted cash	$121,267	$61,372
Investments securities available-for-sale, pledged as collateral, at fair value	100,676	105,846
Loans, pledged as collateral and net of allowances of $3.3 million and $8.8 million	1,389,535	1,219,569
Loans held for sale	282	2,376
Interest receivable	10,425	5,627
Prepaid expenses	299	247
Principal receivable	25,767	6,821
Other assets	(12)	—
Total assets of consolidated VIEs	$1,648,239	$1,401,858

(2) Liabilities of consolidated VIEs included in the total liabilities above (b):
Borrowings	$1,046,494	$1,070,339
Accrued interest expense	1,000	918
Derivatives, at fair value	8,439	10,191
Unsettled loan purchases	(529)	—
Accounts payable and other liabilities	(386)	1,604
Total liabilities of consolidated VIEs	$1,055,018	$1,083,052

(a)	Assets of each of the consolidated VIEs may only be used to settle the obligations of each respective VIE.

(b)	The creditors of the Company's VIEs have no recourse to the general credit of the Company.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
REVENUES
Interest income:
Loans	$29,383	$21,085	$102,857	$99,455
Securities	4,702	3,360	17,265	14,309
Interest income − other	1,304	1,032	6,785	4,212
Total interest income	35,389	25,477	126,907	117,976
Interest expense	13,726	26,949	45,473	61,010
Net interest income	21,663	(1,472)	81,434	56,966
Rental income	664	4,048	8,441	19,923
Dividend income	17	17	186	273
Fee income	2,219	1,639	9,385	5,821
Total revenues	24,563	4,232	99,446	82,983

OPERATING EXPENSES
Management fees − related party	3,584	3,214	13,584	14,220
Equity compensation − related party	2,069	2,606	6,566	10,472
Rental operating expense	275	2,978	5,443	14,062
General and administrative - Corporate	3,958	3,543	15,263	12,304
General and administrative - PCM	7,403	2,203	19,598	2,203
Depreciation and amortization	579	814	2,737	3,855
Income tax benefit	(1,545)	(5,262)	(2,212)	(1,041)
Net impairment losses recognized in earnings	—	52	—	863
Provision for loan losses	3,543	2,479	1,804	3,020
Total operating expenses	19,866	12,627	62,783	59,958
	4,697	(8,395)	36,663	23,025
OTHER INCOME (EXPENSE)
Equity in net earnings of unconsolidated subsidiaries	104	1,837	4,767	949
Net realized gain on sales of investment securities available-for-sale and loans	7,321	6,282	15,283	9,637
Net realized and unrealized (loss) gain on investment securities, trading	(984)	540	(2,818)	(324)
Unrealized gain (loss) and net interest income on linked transactions, net	356	502	7,850	(3,841)
Loss on reissuance of debt	(1,973)	—	(4,442)	—
Gain on the sale of real estate	3,154	9	6,127	16,616
Other income (expense)	—	391	(1,262)	391
Total other revenue	7,978	9,561	25,505	23,428
NET INCOME	12,675	1,166	62,168	46,453
Net income allocated to preferred shares	(5,873)	(2,114)	(17,176)	(7,221)
Net (income) loss allocable to non-controlling interest, net of taxes	104	—	(965)	—
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$6,906	$(948)	$44,027	$39,232
NET INCOME (LOSS) PER COMMON SHARE - BASIC	$0.05	$(0.01)	$0.34	$0.33
NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$0.05	$(0.01)	$0.34	$0.33
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	129,801,666	124,435,700	128,031,064	118,478,672
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	130,900,431	124,435,700	129,259,386	120,038,973

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)

Funds from Operations
The Company evaluates its performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations ("AFFO") in addition to net income.  The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s operating performance.  We calculate AFFO by adding or subtracting from FFO the impact of non-cash accounting items as well as the effects of items that we deem to be non-recurring in nature.  We deem transactions to be non-recurring if a similar transaction has not occurred in the past two years, and if we do not expect a similar transaction to occur in the next two years.  We adjust for these non-cash and non-recurring items to analyze our ability to produce cash flow from on-going operations, which we use to pay dividends to our shareholders. Non-cash adjustments to FFO include the following:  impairment losses resulting from fair value adjustments on financial instruments; provisions for loan losses; equity investment gains and losses; straight-line rental effects; share based compensation expense; amortization of various deferred items and intangible assets; gains on sales of property that are wholly owned or owned through a joint venture; the cash impact of capital expenditures that are related to our real estate owned; and REIT tax planning adjustments, which primarily relate to accruals for owned properties for which we made a foreclosure election and adjustments to tax estimates with respect to the final resolution of foreclosed property when it is listed for sale. In addition, we calculate AFFO by adding and subtracting from FFO the realized cash impacts of the following: extinguishment of debt, reissuances of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of the Company's operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  Management uses FFO and AFFO as measures of its operating performance, and believes they are also useful to investors, because they facilitate an understanding of the Company's operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not accurately compare the Company's operating performance between periods.
While the Company's calculations of AFFO may differ from the methodology used for calculating AFFO by other REITs and its AFFO may not be comparable to AFFO reported by other REITs, the Company also believes that FFO and AFFO may provide the Company and its investors with an additional useful measure to compare its performance with some other REITs.  Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of the Company's operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

The following table reconciles GAAP net income to FFO and AFFO for the periods presented (unaudited) (in thousands, except per share data):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss) allocable to common shares - GAAP	$6,906	$(948)	$44,027	$39,232
Adjustments:
Real estate depreciation and amortization	—	381	506	2,122
Gains on sale of property (1)	(3,511)	(333)	(8,990)	(14,588)
Losses (gains) on sale of preferred equity	195	—	(912)	—
FFO	3,590	(900)	34,631	26,766
Adjustments:
Non-cash items:
Adjust for impact of imputed interest on VIE accounting	—	899	—	899
(Recovery) provision for loan losses	(271)	(1,186)	820	(3,325)
Amortization of deferred costs (non real estate) and intangible assets	2,932	1,151	10,188	6,060
Equity investment losses (gains)	696	(195)	2,243	183
Share-based compensation	2,069	2,605	6,566	10,472
Impairment losses	—	52	—	863
Unrealized losses (gains) on CMBS marks - linked transactions	97	195	(1,894)	6,018
Unrealized losses on trading portfolio	1,310	—	2,567	—
Unrealized losses (gains) on derivatives	(938)	—	1,982	—
Loss on resale of debt	1,973	—	4,442	—
Add-back interest related to Whitney note discount amortization	—	—	—	2,549
Loss on liquidation and deconsolidation of Apidos VIII	—	16,036	—	16,036
PCM expenses and provisions on mortgage servicing rights, net of tax	364	—	664	—
Other adjustments	—	(6)	2	(12)
REIT tax planning adjustments	(17)	(2,189)	1,403	890
Cash items:
Gains on sale of property (1)	3,511	333	8,990	14,588
(Losses) gains on sale of preferred equity	(195)	—	912	—
Gains on the resale of debt	6,536	561	21,469	7,810
Capital expenditures	—	(140)	(38)	(1,149)
AFFO	$21,657	$17,216	$94,947	$88,648

Weighted average shares – diluted	130,900	124,436	129,259	120,039

AFFO per share – diluted	$0.17	$0.14	$0.73	$0.74
__________________

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of a joint venture real estate interest that were recorded by RSO on an equity basis.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of our securitizations for the periods presented (in thousands):

Name	Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
	Years Ended		As of
	December 31,		December 31,		As of Initial Measurement Date
	2014 (1)	2013 (1)	2014 (2) (3)	2014 (4)
	(actual)	(actual)
Apidos CDO I (5)	$16,322	$4,615	N/A	N/A	$17,136
Apidos CDO III (6)	$3,551	$6,495	$2,504	$9,473	$11,269
Apidos Cinco CDO (7)	$9,757	$12,058	$8,756	$20,630	$17,774
RREF 2006-1 (8)	$10,172	$36,828	$4,033	$54,289	$24,941
RREF 2007-1 (9)	$7,630	$10,880	$3,960	$58,690	$26,032
RCC CRE Notes 2013 (10)	$11,860	N/A	N/A	N/A	N/A
RCC CRE 2014 (11)	$5,463	N/A	N/A	N/A	N/A
Moselle CLO S.A. (12)	$2,891	N/A	N/A	N/A	N/A
* The above table does not include Apidos CLO VIII or Whitney CLO I, as these CLOs were previously called and were substantially liquidated.

(1)
Distributions on retained equity interests in CDOs (comprised of note investments and preference share ownership) and principal paydowns on notes owned; RREF 2006-1 includes $4.2 million and $28.1 million of paydowns during the years ended December 31, 2014 and 2013, respectively; Apidos CDO I includes $15.0 million of paydowns during the year ended December 31, 2014.

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)	Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to our preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

(5)
Apidos CDO I's reinvestment period expired in July 2011. Apidos CDO I was called and substantially liquidated as of October 27, 2014; as such, there are no overcollateralization or interest coverage test requirements as of December 31, 2014.

(6)	Apidos CDO III's reinvestment period expired in June 2012.

(7)	Apidos Cinco CDO's reinvestment period expired in May 2014.

(8)	RREF 2006-1's reinvestment period expired in September 2011.

(9)	RREF 2007-1's reinvestment period expired in June 2012.

(10)	Resource Capital Corp. CRE Notes 2013 ("RCC CRE Notes 2013") has no reinvestment period. Additionally, the indenture contains no coverage tests.

(11)
Resource Capital Corp. 2014-CRE2 ("RCC CRE 2014") closed on July 30, 2014; the first distribution was in August 2014. There is no reinvestment period for the securitization. Additionally, the indenture contains no coverage tests.

(12)
Moselle CLO S.A. was acquired on February 24, 2014; the first distribution we were entitled to receive was in April 2014. The reinvestment period for this securitization expired prior to the acquisition of this securitization. As of December 31, 2014, Moselle CLO S.A. was called and its assets were substantially liquidated.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	December 31,	December 31,
	2014	2013
Allowance for loan losses:	(unaudited)
Specific allowance:
Commercial real estate loans	$—	$4,572
Bank loans	570	2,621
Total specific allowance	570	7,193
General allowance:
Commercial real estate loans	4,043	5,844
Bank loans	—	770
Total general allowance	4,043	6,614
Total allowance for loans	$4,613	$13,807
Allowance as a percentage of total loans	0.2%	1.0%

Loans held for sale:
Bank loans	$282	$2,377
Middle market loans	—	4,473
Residential mortgage loans	111,454	15,066
Total loans held for sale (1)	$111,736	$21,916
__________________

(1)	Loans held for sale are presented at the lower of cost or fair value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of December 31, 2014 (based on par value):

Security type:
Whole loans	93.8%
Mezzanine loans	5.0%
B Notes	1.2%
Total	100.0%

Collateral type:
Multifamily	43.5%
Hotel	19.1%
Office	16.2%
Retail	15.4%
Mixed Use	1.5%
Other	4.3%
Total	100.0%

Collateral location:
Southern California	20.6%
Northern California	6.8%
Texas	27.3%
Arizona	7.3%
Florida	6.0%
Nevada	3.3%
Utah	2.7%
Pennsylvania	2.4%
Washington	2.2%
Minnesota	2.2%
Other	19.2%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of December 31, 2014 (based on par value):

Industry type:
Healthcare, Education and Childcare	17.5%
Diversified/Conglomerate Service	11.7%
Automobile	8.5%
Chemicals, Plastics and Rubber	6.7%
Retail Stores	6.0%
Broadcasting and Entertainment	4.2%
Personal, Food and Miscellaneous Services	4.2%
Electronics	3.6%
Leisure, Amusement, Motion Pictures, Entertainment	3.5%
Telecommunications	3.3%
Hotels, Motels, Inns and Gaming	3.2%
Personal Transportation	3.1%
Utilities	2.6%
Finance	2.3%
Buildings and Real Estate	2.0%
Banking, Finance, Insurance and Real Estate	1.9%
Other	15.7%
Total	100.0%

The following table presents middle market loan portfolio statistics by industry as of December 31, 2014 (based on par value):

Industry type:
Personal, Food and Miscellaneous Services	13.7%
Hotels, Motels, Inns and Gaming	13.0%
Healthcare, Education and Childcare	10.3%
Structure Finance Securities	10.2%
Leisure, Amusement, Motion Pictures, Entertainment	7.9%
Buildings and Real Estate	6.0%
Personal Transportation	5.7%
Beverage, Food and Tobacco	5.0%
Cargo Transport	5.0%
Diversified/Conglomerate Manufacturing	4.1%
Home and Office Furnishings, Housewares and Durable Consumer Products	4.0%
Oil and Gas	3.9%
Finance	3.6%
Diversified/Conglomerate Service	2.8%
Chemicals, Plastics and Rubber	2.4%
Insurance	2.4%
Total	100.0%